Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Marchex, Inc. for the three months ended September 30, 2025 as filed with the SEC on the date hereof, each of Troy Hartless, as Co-Principal Executive Officer, Francis J. Feeney, as Co-Principal Executive Officer, and Brian Nagle, as Principal Financial Officer and Principal Accounting Officer, of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2025	By:	/S/ TROY HARTLESS
	Name:	Troy Hartless
	Title:	President & CRO (Co-Principal Executive Officer)

Date: November 14, 2025	By:	/S/ FRANCIS J. FEENEY
	Name:	Francis J. Feeney
	Title:	COO & CLO, Corporate Secretary (Co-Principal Executive Officer)

Date: November 14, 2025	By:	/S/ BRIAN NAGLE
	Name:	Brian Nagle
	Title:	CFO (Principal Financial Officer and Principal Accounting Officer)